Exhibit 16.1

KPMG Somekh Chaikin

Millennium Tower

17 Ha’arba’a street, PO Box 609

Tel Aviv 6100601 Israel

+972 3 684 8000

June 30, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for XTL Biopharmaceuticals Ltd. and, under the date of April 30, 2025, we reported on the consolidated financial statements of XTL Biopharmaceuticals Ltd. as of and for the years ended December 31, 2024 and 2023 . On June 30, 2026, we resigned.

We have read XTL Biopharmaceuticals Ltd.’s statements included under Item 16F of its Form 20-F dated June 30, 2026, and we agree with the statements contained therein, except that we are not in a position to agree or disagree with the statements made in the first and fifth paragraphs thereof.

Very truly yours,

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel-Aviv, Israel

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.